Exhibit 16

EFPY

ROTENBERG-

Certified Public Accountants] Business Consultants

September 10, 2014

Securities and Exchange Commission 100 F Street N.E.

Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on September 10, 2014, to be filed by our former client, Analytica Bio-Energy Corp. (formerly Nitar Tech Corp) We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ EFP Rotenberq, LLP

EFP Rotenberg, LLP Rochester, New York

Endnotes

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